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                                                                   EXHIBIT 10.12


                              MANAGEMENT AGREEMENT

         THIS AGREEMENT made the 1st day of October, 1996,

B E T W E E N:

                               MAGIC LANTERN COMMUNICATIONS
                               LTD., a corporation amalgamated pursuant to the laws of Canada,

                               (hereinafter referred to as the "Corporation"),

                                                 OF THE FIRST PART;

                               - and -

                               CONNOLLY-DAW HOLDINGS INC., a
                               corporation incorporated under the laws of the Province of Ontario,

                               (hereinafter referred to as "Connolly-Daw"),

                                                 OF THE SECOND PART.

         WHEREAS the Corporation carries on businesses consisting of the marketing and distribution of video programming and other media resource material, the operation of a fulfillment service bureau, the operation of a video dubbing and production facility, and the operation of a digital conversion service bureau (collectively the "Business");

         AND WHEREAS pursuant to a share purchase agreement between Connolly-Daw, 1199846 Ontario Ltd. ("1199846"), Douglas Connolly, Wendy Connolly and NTN Interactive Network Inc. ("NTN") dated October 1, 1996 (the "Share Purchase Agreement"), Connolly-Daw and 1199846 sold all of the issued and outstanding common shares in the capital of the Corporation to NTN and 1199846 sold 20.1% of the issued and outstanding shares in the capital of 745695 Ontario Ltd. to NTN;

         AND WHEREAS pursuant to the provisions of the Share Purchase Agreement, Douglas Connolly and Wendy Connolly entered into a non-competition agreement


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with the Corporation and NTN dated October 1, 1996 (the "Non-Competition
Agreement");

         AND WHEREAS pursuant to the provisions of the Share Purchase Agreement, the Corporation and Connolly-Daw are required to enter into this Agreement, wherein the Corporation agrees to retain Connolly-Daw to provide management services to the Corporation in connection with the Business and wherein Connolly-Daw agrees to provide such services to the Corporation;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the completion of the transactions contemplated by the Share Purchase Agreement, the respective covenants and agreements of the parties contained herein, the sum of one dollar paid by each party hereto to the other party hereto and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, it is agreed as follows:

                        ARTICLE ONE - MANAGEMENT SERVICES

1.1 Retainer - The Corporation hereby agrees to retain Connolly-Daw to provide the Corporation with such services as may be required from time to time for the effective operation of the Business, consisting of advising on distribution, sales and promotion, labour negotiations, contract negotiations, financial services, and such other management services as the Corporation may from time to time request (hereinafter collectively referred to as the "Services") and Connolly-Daw hereby agrees to provide the Services to the Corporation.

1.2 Term of Agreement - This Agreement shall remain in full force and effect from October 1, 1996 to August 31, 1997 (hereinafter referred to as the "Term"), subject to earlier termination as hereinafter provided.

1.3 Provision of Services - The Services to be provided hereunder to the Corporation by Connolly-Daw shall be provided by Douglas Connolly and Wendy Connolly (hereinafter collectively referred to as the "Managers"). The Managers shall devote their full time and efforts to managing the affairs of the Corporation. The foregoing shall not prevent the Managers from being officers or directors of any other companies or firms, provided such offices or directorships do not interfere with the Managers' duties to the Corporation under this Agreement. Notwithstanding the foregoing, the Managers shall be entitled to four weeks' vacation during the Term, such vacation to be taken at such time or times as shall be mutually acceptable to the Corporation and Connolly-Daw.

1.4 Board Policy and Instructions - Connolly-Daw covenants with the Corporation that it will act in accordance with any policy of and carry out all reasonable instructions of the board of directors of the Corporation. Connolly-Daw acknowledges that such


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policies and instructions may limit, restrict or remove any power or discretion which might otherwise have been exercised by Connolly-Daw.

1.5 Management Fees - In consideration for the services rendered by Connolly-Daw hereunder, the Corporation shall pay to Connolly-Daw management fees in the sum of Sixteen Thousand Two Hundred and Fifty Dollars ($16,250.00) per month (plus
GST) during the Term (hereinafter referred to as the "Fixed Management Fees"). The Fixed Management Fees shall be paid in equal semi-monthly instalments, payable on the first and fifteenth days of each month.

1.6 Expenses - The Corporation shall pay to Connolly-Daw on the first day of each month during the Term the sum of Seventeen Hundred Dollars ($1,700.00) as full compensation for any and all automobile expenses (including but not limited to gas, insurance, maintenance and repairs) incurred by Connolly-Daw in providing the Services hereunder. Connolly-Daw shall be reimbursed on a monthly basis for all out-of-pocket expenses, including travel costs, actually and properly incurred by Connolly-Daw in connection with providing the Services hereunder provided that Connolly-Daw provides to the Corporation an itemized written account and receipts acceptable to the Corporation within 30 days after they have been incurred.

1.7 Performance Bonus - In addition to the Fixed Management Fees, the Corporation shall pay to Connolly-Daw a bonus (hereinafter referred to as the "Bonus") at the end of the Term in the event that during the Term the actual net income before taxes of the Corporation together with all of its subsidiaries (hereinafter collectively referred to as the "Magic Lantern Group of Companies") as determined by the auditors of the Corporation using generally accepted accounting principles applied on a basis consistent with those of previous years (hereinafter referred to as the "Actual Net Income Before Taxes"), exceeds the projected net income before taxes of the Magic Lantern Group of Companies as determined by the board of directors of the Corporation at the commencement of the Term (hereinafter referred to as the "Projected Net Income Before Taxes"). The percentage amount of the excess of Actual Net Income Before Taxes over Projected Net Income Before Taxes shall hereinafter be referred to as the "Excess". The amount of the Bonus for the Term shall be calculated in accordance with the following formula:

         (a) In the event the Excess is greater than zero but less than 10%, the amount of the Bonus shall be equal to 5% of the Fixed Management Fees;

         (b) In the event the Excess is equal to or greater than 10% but less than 20%, the amount of the Bonus shall be equal to 8% of the Fixed Management Fees;



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         (c)      In the event the Excess is equal to or greater than 20% but less than 30%, the amount of the Bonus shall be equal to 11% of the Fixed Management Fees;

         (d) In the event the Excess is equal to or greater than 30% but less than 40%, the amount of the Bonus shall be equal to 13% of the Fixed Management Fees; and

         (e) In the event the Excess is equal to or greater than 40%, the amount of the Bonus shall be equal to 15% of the Fixed Management Fees.

1.8 Stock Options - In further addition to the Fixed Management Fees, the Corporation shall give to Connolly-Daw, at no cost to Connolly-Daw, such stock options at the end of the Term, if any, as determined by the board of directors of the Corporation. In the event the board of directors of the Corporation determines to provide Connolly-Daw with such stock options, the said stock options shall be in the form of options to purchase common shares in the capital stock of NTN Canada, Inc., the parent company of NTN.

1.9 The Corporation will recommend to the board of directors of NTN Canada, Inc. that Douglas Connolly be added as a director to the said board of directors.

                             ARTICLE TWO - COVENANTS

2.1 No Delegation of Services - Connolly-Daw covenants and agrees with the Corporation that it shall not delegate performance of the Services to any persons other than the Managers.

2.2 Provision of Amenities - The Corporation covenants and agrees with Connolly-Daw to provide, for the use of the Managers, reasonably furnished offices, and administrative and reception services at the offices of the Corporation.

               ARTICLE THREE - CONFIDENTIALITY AND NON-COMPETITION

3.1 Confidential Information - Connolly-Daw acknowledges that in providing its management services hereunder to the Corporation, Connolly-Daw will acquire information about certain matters and things which are confidential to the Corporation and the other Magic Lantern Group of Companies, and which information is the exclusive property of the Corporation and/or one or more of the other Magic Lantern Group of Companies including, without limitation:

         (a) list of present and prospective customers, and related information;



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         (b) pricing and sales policies, techniques and concepts;

         (c) list of suppliers; and

         (d) trade secrets;

(hereinafter collectively referred to as the "Confidential Information"). The term Confidential Information shall not include any information which becomes generally available to the public other than as a result of a disclosure by Connolly-Daw. Connolly-Daw acknowledges that the Confidential Information could be used to the detriment of the Corporation. Accordingly, Connolly-Daw covenants and agrees that it will not disclose to anyone any Confidential Information either prior to termination of this Agreement, except as may be necessary in properly providing its management services hereunder, or after the termination of this Agreement, however caused, except with the prior written consent of the board of directors of the Corporation. This obligation shall survive the expiry or termination of this Agreement. Connolly-Daw also agrees that the unauthorized disclosure of any Confidential Information during the Term will constitute a material breach of this Agreement, which breach will not be susceptible to adequate relief by way of monetary damages only, and the Corporation, in addition to any other remedies enjoyed by it under the terms hereof or at law, shall be entitled to obtain injunctive relief against Connolly-Daw in any court of competent jurisdiction. The aforesaid confidentiality obligation shall not be applicable in respect of Confidential Information disclosed by Connolly-Daw under compulsion of law.

3.2 Return of Property - Upon the expiry or termination of this Agreement, Connolly-Daw will return to the Corporation any property or documentation which is the property of the Corporation, including but not limited to the Confidential Information.

3.3 Promotion of the Corporation's Interests - Connolly-Daw shall well and faithfully serve the Corporation and the other Magic Lantern Group of Companies, shall use its best efforts to promote the interests thereof and shall not use any information it may acquire with respect to the business and affairs of the Corporation or any of the other Magic Lantern Group of Companies for its own purposes or for any purposes other than those of the Corporation or any of the other Magic Lantern Group of Companies.

                             ARTICLE FOUR - CAPACITY

4.1 Capacity of Consultant - The Corporation and Connolly-Daw acknowledge that Connolly-Daw shall undertake its duties under this Agreement as an independent contractor and not as an agent of the Corporation except as otherwise expressly provided for herein.


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                           ARTICLE FIVE - TERMINATION

5.1 Termination of Agreement (Breach) - Connolly-Daw understands and agrees that the Corporation may terminate this Agreement without any notice or compensation in lieu thereof, upon the occurrence of any of the following events:

         (a) any material breach of the provisions of either the Share Purchase Agreement or the Non-Competition Agreement;

         (b) any material breach of the provisions of this Agreement.

5.2 Termination of Agreement (Death and Disability) - Connolly-Daw understands and agrees that if, during the Term, Connolly-Daw is unable to provide the services of either of the Managers, as a result of death or any mental or physical disability or illness which results in either of the Managers being unable to substantially perform their duties hereunder for a period of four consecutive months or for a total of four months during the Term, then the parties hereto shall, acting reasonably and in good faith, attempt to negotiate and agree upon such amendments to this Agreement as the Corporation determines are necessary as a result thereof, which amendments may include, without limitation, a replacement for one of the Managers and new Fixed Management Fees. If the parties are unable to agree upon such amendments, then the Corporation may terminate this Agreement without any notice or compensation in lieu thereof.

                    ARTICLE SIX - GENERAL CONTRACT PROVISIONS

6.1 Notices - Any notice, direction or other document required or permitted to be given hereunder or for the purposes hereof (hereinafter in this Section 6.1 called a "notice") to any party shall be in writing and shall be sufficiently given if delivered personally or if sent by prepaid registered mail to such party:

         (a)      in the case of a notice to Connolly-Daw, at:

                  49 Ennisclare Drive East
                  Oakville, Ontario
                  L6J 4N3

         (b)      in the case of a notice to the Corporation, at:



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                  Unit 38
                  775 Pacific Road
                  Oakville, Ontario
                  L6L 6M4

or at such other address as may be given by such party to the other party hereto in writing from time to time.

         All such notices shall be deemed to have been received when delivered or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof.


6.2 Additional Considerations - The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

6.3 Time of the Essence - Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

6.4 Entire Agreement - This Agreement constitutes the entire agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any and all previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to the matters herein, including but not limited to a management agreement between Connolly-Daw and the Corporation dated July 1, 1989, are terminated and cancelled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims, and demands whatsoever, under or in respect of any and all such previous agreements.

6.5 Modification of Agreement - Any modification to this Agreement must be in writing and signed by the parties hereto or it shall have no effect and shall be void.

6.6 Assignment and Enurement - Neither this Agreement nor any rights or obligations of Connolly-Daw under this Agreement shall be assignable by Connolly- Daw without the prior written consent of the Corporation. Subject to such consent, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.


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6.7 Currency - Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of Canada.

6.8 Headings for Convenience Only - The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

6.9 Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

6.10 Waiver - No term or condition of this Agreement shall be deemed waived unless such waiver is expressed in writing and signed by the parties hereto. Failure or delay on the part of any party to enforce any right hereunder shall not operate as a waiver hereof.

6.11 Gender - In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.



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6.12 Severability - If any article, section or any portion of any section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever, that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid article, section or portion thereof shall be severed from the remainder of this Agreement.

         IN WITNESS WHEREOF the parties have duly executed this Management Agreement.

                                            MAGIC LANTERN COMMUNICATIONS LTD.

                                            Per:_______________________________
                                                     Chairman
                                                     Peter Rona


                                            CONNOLLY-DAW HOLDINGS INC.

                                            Per:_____________________________
                                                     President
                                                     Wendy Connolly

                                            Per:_____________________________
                                                     Secretary
                                                     Douglas Connolly